UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2017

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements

On March 13, 2017, in connection with the annual review of the executive compensation arrangements of Express, Inc. (the "Company"), the Compensation and Governance Committee (the "Committee") of the Company's Board of Directors approved the following changes to the compensation arrangements of the Company's named executive officers.

Annual Base Salary Changes

Named Executive Officer	Current Annual Base Salary	New Annual Base Salary
Periclis ("Perry") Pericleous - Senior Vice President, Chief Financial Officer & Treasurer	$445,000	$475,000

The annual base salaries of David Kornberg, President and Chief Executive Officer, and Matthew Moellering, Executive Vice President and Chief Operating Officer, remain at $1,000,000 and $793,000, respectively. The annual base salaries for each of John J. ("Jack") Rafferty, Executive Vice President - Planning and Allocation, and Colin Campbell, Executive Vice President - Sourcing and Production, remain at $582,000. The base salary increase for Mr. Pericleous will become effective on April 2, 2017.

Seasonal Performance-Based Cash Incentive Target Percentage Increases

Named Executive Officer	Current Incentive Compensation Target as a Percentage of Base Salary	New Incentive Compensation Target as a Percentage of Base Salary
Periclis ("Perry") Pericleous	60%	65%

The seasonal performance-based cash incentive compensation targets as a percentage of annual base salary for Messrs. Kornberg, Moellering, Rafferty, and Campbell remain at 130%, 85%, 65%, and 60%, respectively.

For 2017, the Company's seasonal short-term cash incentive compensation program will contain a financial goal for each season as well as an operational goal. For each season, 75% of the target payout opportunity will be based on an operating income goal and 25% will be based on an operational goal. For Spring 2017, the operational goal is tied to cost savings initiatives and will also be subject to a minimum performance hurdle based on EBITDA. The operational goal is binary and will pay out at target only if the cost savings initiative and the minimum performance hurdle are achieved. The financial goal will continue to have a threshold, target, and maximum payout which will allow participating executives to double the incentive payout associated with achievement of such financial goal if the maximum operating income goal is achieved. In previous years, the maximum payout under the seasonal short-term cash incentive plan was 200% of target. For 2017, the maximum total payout under the seasonal short-term cash incentive plan will be reduced to 175% because the operational goal metric will not pay out above target.

For additional information about the Company's seasonal performance-based cash incentive program, refer to the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission ("SEC") on May 5, 2016.

2017 Equity Compensation Awards

On March 14, 2017, the Company’s named executive officers were granted the following equity awards:

Named Executive Officer	Non-Qualified Stock Options	Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units
			Threshold	Target	Maximum
David Kornberg	170,843	185,775	132,696	265,393	530,786
Matthew Moellering	44,419	48,301	34,501	69,002	138,004
John J. ("Jack") Rafferty	22,893	24,894	17,781	35,563	71,126
Colin Campbell	22,893	24,894	17,781	35,563	71,126
Periclis ("Perry") Pericleous	20,501	22,293	15,293	31,847	63,694

One-fourth of the stock options and one-fourth of the time-based restricted stock units are scheduled to vest on April 15 of each of 2018, 2019, 2020, and 2021, subject to continued employment with the Company. The number of performance-based restricted stock units that vest will be determined based on the Company’s adjusted earnings per diluted share for the three-year period commencing on the first day of the Company’s 2017 fiscal year and ending on the last day of the Company’s 2019 fiscal year, compared to the performance goals established by the Committee. The performance-based restricted stock units that are earned based on achievement of the performance goals are scheduled to vest on April 15, 2020, subject to continued employment with the Company. The range of possible payouts for the performance-based restricted stock units are set forth in the table above. The number of performance-based restricted stock units that vest will be determined using straight line interpolation if adjusted earnings per diluted share over the performance period is an amount between the performance goals.

The stock options and time-based restricted stock units were granted pursuant to the form of Non-Qualified Stock Option Agreement and form of Restricted Stock Unit Agreement, respectively. Copies of the form of Non-Qualified Stock Option Agreement and form of Restricted Stock Unit Agreement were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K on April 4, 2014 and are incorporated herein by reference. The performance-based restricted stock units were granted pursuant to a form of Restricted Stock Unit Agreement for Performance Stock Units, a copy of which is attached to this Current Report as Exhibit 10.1, and is incorporated herein by reference. The foregoing equity compensation awards were made pursuant to the Company’s 2010 Incentive Compensation Plan, as amended, which was filed with the SEC on April 30, 2012 as Appendix B to the Company's definitive proxy statement on Schedule 14A and is incorporated herein by reference.

Amendments to Severance Arrangements

The Committee approved changes to the severance arrangements for each of its named executive officers, other than Mr. Kornberg, solely for the purpose of modifying the definition of “Good Reason” with respect to relocation to better align with market practice and make consistent with Mr. Kornberg’s Second Amended and Restated Employment Agreement. Under the previous definition, a required relocation outside the United States qualified as “Good Reason”. Under the new definition, a required relocation outside of a 60 mile radius of the executive’s current residence qualifies as “Good Reason.”

The definition of “Good Reason” now generally includes (1) an adverse change in responsibilities, pay, or reporting relationship, (2) relocation more than 60 miles from the executive’s current residence, (3) failure by the Company to abide by the agreement, or (4) failure by any successor to assume the agreement.

To effect the changes to the severance arrangements, the Committee has approved a form of Second Amended and Restated Employment Agreement for Messrs. Moellering, Rafferty, and Campbell who are each party to an Employment Agreement with the Company that was entered into prior to the Company's initial public offering and amended and restated in April 2013, and a form of Amended and Restated Severance Agreement for Mr. Pericleous who is party to a Severance Agreement with the Company that was entered into in July 2015 in connection with Mr. Pericleous' promotion to Senior Vice President and Chief Financial Officer.

The description of the changes to the severance arrangements in this Current Report are qualified in their entirety by reference to the complete text of the form of Second Amended and Restated Employment Agreement and form of Amended and Restated Severance Agreement, copies of which are filed as Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated herein by reference.

Committee Appointments

On March 14, 2017, Terry Davenport and Karen Leever were appointed to the Committee.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Agreement for Performance Stock Units.
10.2	Form of Second Amended and Restated Employment Agreement.
10.3	Form of Amended and Restated Severance Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: March 17, 2017	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel & Secretary